Exhibit 99.1

Insmed Announces CFO Transition

—Sara Bonstein Will Step Down as CFO on October 30 After Nearly Seven Years of Dedicated Leadership—

—Company Reaffirms Full-Year 2026 Financial Guidance—

—Company Announces Third-Quarter 2026 Financial Results Conference Call to Be Held on Thursday, October 29, 2026—

BRIDGEWATER, N.J., October 5, 2026 -- Insmed Incorporated (Nasdaq: INSM), a people-first global biopharmaceutical company striving to deliver first- and best-in-class therapies to transform the lives of patients facing serious diseases, today announced that Sara Bonstein will step down as Chief Financial Officer (CFO). Ms. Bonstein will continue to serve as CFO until October 30, 2026, to ensure a smooth transition through the Company’s reporting of its third-quarter 2026 financial results and she will participate in the earnings call on Thursday, October 29, 2026. Insmed has commenced a search to identify the Company’s next CFO.

“We are grateful for Sara’s many contributions over the past almost seven years and her dedicated leadership overseeing our finance organization during a time when Insmed raised more than $4.2 billion in capital," said Will Lewis, Chair and Chief Executive Officer of Insmed. "We are now well positioned to reach cash flow positivity next year with what we view as a clear path toward sustained top-line growth and bottom-line profitability.”

"Serving as Insmed’s CFO has been a privilege of my career," said Ms. Bonstein. "I am thankful for our team and all we achieved together during my time with the Company. I am confident in Insmed's future, especially given our successful launch of BRINSUPRI coupled with our exciting pipeline. After considerable reflection, now is an ideal time for me to pursue my ambition for a broader leadership role.”

Lewis continued, “Sara has been a steadfast partner in building Insmed into the company we are today, and we wish her well as she pursues her next leadership opportunity. Insmed has undergone a major transformation in recent years to become a global diversified biotech company with a robust portfolio of first- or best-in-class therapies with the potential to deliver meaningful impact for patients with serious diseases. With BRINSUPRI and ARIKAYCE on track to deliver meaningful revenue this year, and with substantial growth expected in the years ahead through our commercial portfolio and diverse therapeutic pipeline, we remain focused on delivering on our long-term ambitions. We are committed to ensuring our finance operations continue supporting Insmed’s success in our next phase of growth, and we have partnered with a leading executive search firm to identify our next CFO.”

Ms. Bonstein’s transition is not related to any disagreement between Ms. Bonstein and the Company on any matter relating to the Company’s accounting practices, financial statements, internal controls, or operations.

Reaffirms Full-Year 2026 Guidance

As Insmed continues to build on its operational excellence and momentum, the Company reaffirms its full-year 2026 financial guidance of revenue in the range of $1.25 billion to $1.40 billion for BRINSUPRI® (brensocatib) and $450 million to $470 million for ARIKAYCE® (amikacin liposome inhalation suspension).

Third-Quarter 2026 Earnings Conference Call

Insmed announced today that it will release its third-quarter 2026 financial results on Thursday, October 29, 2026.

Insmed management will host a conference call for investors beginning at 8:00 a.m. ET on Thursday, October 29, 2026, to discuss financial results and provide a business update.

Shareholders and other interested parties may participate in the conference call by dialing (833) 461-5787 (U.S.) and (585) 542-9983 (international) and referencing access code 603611044. The call will also be webcast live on the Company's website at www.insmed.com.

A replay of the conference call will be accessible approximately 2 hours after its completion through November 5, 2026, by dialing (833) 309-1852 (U.S.) and (929) 828-5978 (international) and referencing access code 603611044. A webcast of the call will also be archived for 90 days under the Investor Relations section of the Company's website at www.insmed.com.

About ARIKAYCE

ARIKAYCE® is approved in the United States as ARIKAYCE (amikacin liposome inhalation suspension), in Europe as ARIKAYCE Liposomal 590 mg Nebuliser Dispersion, and in Japan as ARIKAYCE inhalation 590 mg (amikacin sulfate inhalation drug product). Current international treatment guidelines recommend the use of ARIKAYCE for appropriate patients. ARIKAYCE is a novel, inhaled, once-daily formulation of amikacin, an established antibiotic that was historically administered intravenously and associated with severe toxicity to hearing, balance, and kidney function. Insmed's proprietary PULMOVANCE™ liposomal technology enables the delivery of amikacin directly to the lungs, where liposomal amikacin is taken up by lung macrophages where the infection resides, while limiting systemic exposure. ARIKAYCE is administered once daily using the Lamira® Nebulizer System manufactured by PARI Pharma GmbH (PARI).

About PARI Pharma and the Lamira® Nebulizer System

ARIKAYCE is delivered by a novel inhalation device, the Lamira® Nebulizer System, developed by PARI. Lamira® is a quiet, portable nebulizer that enables efficient aerosolization of ARIKAYCE via a vibrating, perforated membrane. Based on PARI's 100-year history working with aerosols, PARI is dedicated to advancing inhalation therapies by developing innovative delivery platforms to improve patient care.

BOXED WARNING AND IMPORTANT SAFETY INFORMATION FOR ARIKAYCE IN THE U.S.

WARNING: RISK OF INCREASED RESPIRATORY ADVERSE REACTIONS

ARIKAYCE has been associated with an increased risk of respiratory adverse reactions, including hypersensitivity pneumonitis, hemoptysis, bronchospasm, and exacerbation of underlying pulmonary disease that have led to hospitalizations in some cases.

Hypersensitivity Pneumonitis has been reported with the use of ARIKAYCE in the clinical trials. Hypersensitivity pneumonitis (reported as allergic alveolitis, pneumonitis, interstitial lung disease, allergic reaction to ARIKAYCE) was reported at a higher frequency in patients treated with ARIKAYCE plus background regimen (3.1%) compared to patients treated with a background regimen alone (0%). Most patients with hypersensitivity pneumonitis discontinued treatment with ARIKAYCE and received treatment with corticosteroids. If hypersensitivity pneumonitis occurs, discontinue ARIKAYCE and manage patients as medically appropriate.

Hemoptysis has been reported with the use of ARIKAYCE in the clinical trials. Hemoptysis was reported at a higher frequency in patients treated with ARIKAYCE plus background regimen (17.9%) compared to patients treated with a background regimen alone (12.5%). If hemoptysis occurs, manage patients as medically appropriate.

Bronchospasm has been reported with the use of ARIKAYCE in the clinical trials. Bronchospasm (reported as asthma, bronchial hyperreactivity, bronchospasm, dyspnea, dyspnea exertional, prolonged expiration, throat tightness, wheezing) was reported at a higher frequency in patients treated with ARIKAYCE plus background regimen (28.7%) compared to patients treated with a background regimen alone (10.7%). If bronchospasm occurs during the use of ARIKAYCE, treat patients as medically appropriate.

Exacerbations of underlying pulmonary disease has been reported with the use of ARIKAYCE in the clinical trials. Exacerbations of underlying pulmonary disease (reported as chronic obstructive pulmonary disease (COPD), infective exacerbation of COPD, infective exacerbation of bronchiectasis) have been reported at a higher frequency in patients treated with ARIKAYCE plus background regimen (14.8%) compared to patients treated with background regimen alone (9.8%). If exacerbations of underlying pulmonary disease occur during the use of ARIKAYCE, treat patients as medically appropriate.

Anaphylaxis and Hypersensitivity Reactions: Serious and potentially life-threatening hypersensitivity reactions, including anaphylaxis, have been reported in patients taking ARIKAYCE. Signs and symptoms include acute onset of skin and mucosal tissue hypersensitivity reactions (hives, itching, flushing, swollen lips/tongue/uvula), respiratory difficulty (shortness of breath, wheezing, stridor, cough), gastrointestinal symptoms (nausea, vomiting, diarrhea, crampy abdominal pain), and cardiovascular signs and symptoms of anaphylaxis (tachycardia, low blood pressure, syncope, incontinence, dizziness). Before therapy with ARIKAYCE is instituted, evaluate for previous hypersensitivity reactions to aminoglycosides. If anaphylaxis or a hypersensitivity reaction occurs, discontinue ARIKAYCE and institute appropriate supportive measures.

Ototoxicity has been reported with the use of ARIKAYCE in the clinical trials. Ototoxicity (including deafness, dizziness, presyncope, tinnitus, and vertigo) were reported with a higher frequency in patients treated with ARIKAYCE plus background regimen (17%) compared to patients treated with background regimen alone (9.8%). This was primarily driven by tinnitus (7.6% in ARIKAYCE plus background regimen vs 0.9% in the background regimen alone arm) and dizziness (6.3% in ARIKAYCE plus background regimen vs 2.7% in the background regimen alone arm). Closely monitor patients with known or suspected auditory or vestibular dysfunction during treatment with ARIKAYCE. If ototoxicity occurs, manage patients as medically appropriate, including potentially discontinuing ARIKAYCE.

Nephrotoxicity was observed during the clinical trials of ARIKAYCE in patients with MAC lung disease but not at a higher frequency than background regimen alone. Nephrotoxicity has been associated with the aminoglycosides. Close monitoring of patients with known or suspected renal dysfunction may be needed when prescribing ARIKAYCE.

Neuromuscular Blockade: Patients with neuromuscular disorders were not enrolled in ARIKAYCE clinical trials. Patients with known or suspected neuromuscular disorders, such as myasthenia gravis, should be closely monitored since aminoglycosides may aggravate muscle weakness by blocking the release of acetylcholine at neuromuscular junctions.

Embryo-Fetal Toxicity: Aminoglycosides can cause fetal harm when administered to a pregnant woman. Aminoglycosides, including ARIKAYCE, may be associated with total, irreversible, bilateral congenital deafness in pediatric patients exposed in utero. Patients who use ARIKAYCE during pregnancy, or become pregnant while taking ARIKAYCE should be apprised of the potential hazard to the fetus.

Contraindications: ARIKAYCE is contraindicated in patients with known hypersensitivity to any aminoglycoside.

Most Common Adverse Reactions: The most common adverse reactions in Trial 1 at an incidence ≥5% for patients using ARIKAYCE plus background regimen compared to patients treated with background regimen alone were dysphonia (47% vs 1%), cough (39% vs 17%), bronchospasm (29% vs 11%), hemoptysis (18% vs 13%), ototoxicity (17% vs 10%), upper airway irritation (17% vs 2%), musculoskeletal pain (17% vs 8%), fatigue and asthenia (16% vs 10%), exacerbation of underlying pulmonary disease (15% vs 10%), diarrhea (13% vs 5%), nausea (12% vs 4%), pneumonia (10% vs 8%), headache (10% vs 5%), pyrexia (7% vs 5%), vomiting (7% vs 4%), rash (6% vs 2%), decreased weight (6% vs 1%), change in sputum (5% vs 1%), and chest discomfort (5% vs 3%).

Drug Interactions: Avoid concomitant use of ARIKAYCE with medications associated with neurotoxicity, nephrotoxicity, and ototoxicity. Some diuretics can enhance aminoglycoside toxicity by altering aminoglycoside concentrations in serum and tissue. Avoid concomitant use of ARIKAYCE with ethacrynic acid, furosemide, urea, or intravenous mannitol.

Overdosage: Adverse reactions specifically associated with overdose of ARIKAYCE have not been identified. Acute toxicity should be treated with immediate withdrawal of ARIKAYCE, and baseline tests of renal function should be undertaken. Hemodialysis may be helpful in removing amikacin from the body. In all cases of suspected overdosage, physicians should contact the Regional Poison Control Center for information about effective treatment.

U.S. INDICATION

LIMITED POPULATION: ARIKAYCE® is indicated in adults, who have limited or no alternative treatment options, for the treatment of Mycobacterium avium complex (MAC) lung disease as part of a combination antibacterial drug regimen in patients who do not achieve negative sputum cultures after a minimum of 6 consecutive months of a multidrug background regimen therapy. As only limited clinical safety and effectiveness data for ARIKAYCE are currently available, reserve ARIKAYCE for use in adults who have limited or no alternative treatment options. This drug is indicated for use in a limited and specific population of patients.

This indication is approved under accelerated approval based on achieving sputum culture conversion (defined as 3 consecutive negative monthly sputum cultures) by Month 6. Clinical benefit has not yet been established. Continued approval for this indication may be contingent upon verification and description of clinical benefit in confirmatory trials.

Limitation of Use:

ARIKAYCE has only been studied in patients with refractory MAC lung disease defined as patients who did not achieve negative sputum cultures after a minimum of 6 consecutive months of a multidrug background regimen therapy. The use of ARIKAYCE is not recommended for patients with non-refractory MAC lung disease.

Patients are encouraged to report negative side effects of prescription drugs to the FDA. Visit www.fda.gov/medwatch, or call 1‑800‑FDA‑1088. You can also call the Company at 1-844-4-INSMED.

Please see Full Prescribing Information.

About Insmed

Insmed Incorporated is a people-first global biopharmaceutical company striving to deliver first- and best-in-class therapies to transform the lives of patients facing serious diseases. The Company is advancing a diverse portfolio of approved and mid- to late-stage investigational medicines — including two approved therapies to treat chronic, debilitating lung diseases — as well as cutting-edge drug discovery focused on serving patient communities where the need is greatest. Insmed's commercial portfolio and clinical pipeline are organized around three therapeutic areas: Respiratory, Immunology & Inflammation, and Neuro & Other Rare. The Company's research engine is advancing a wide range of technologies and modalities, including gene therapy, AI-driven protein engineering, RNA end-joining, and synthetic rescue, in the pursuit of future pipeline candidates.

Headquartered in Bridgewater, New Jersey, Insmed has offices and research locations throughout the United States, Europe, and Japan. Insmed is proud to be recognized as one of the best employers in the biopharmaceutical industry, including spending five consecutive years as the No. 1 Science Top Employer. Visit www.insmed.com to learn more or follow us on LinkedIn, Instagram, YouTube, and X.

Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. "Forward-looking statements," as that term is defined in the Private Securities Litigation Reform Act of 1995, are statements that are not historical facts and involve a number of risks and uncertainties. Words herein such as "may," "will," "should," "could," "would," "expects," "plans," "anticipates," "believes," "estimates," "projects," "predicts," "intends," "potential," "continues," and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) may identify forward-looking statements.

The forward-looking statements in this press release are based upon the Company's current expectations and beliefs, and involve known and unknown risks, uncertainties and other factors, which may cause the Company's actual results, performance and achievements and the timing of certain events to differ materially from the results, performance, achievements or timings discussed, projected, anticipated or indicated in any forward-looking statements. Such risks, uncertainties and other factors include, among others, the following: failure to continue to successfully commercialize ARIKAYCE in the U.S., Europe, or Japan or failure to successfully commercialize BRINSUPRI in the U.S., Europe, or Japan, or to maintain U.S., European, or Japanese approval for ARIKAYCE or BRINSUPRI; our inability to obtain full approval of ARIKAYCE from the FDA or our failure to obtain regulatory approval to expand ARIKAYCE's indication to a broader patient population; failure to obtain, or delays in obtaining, regulatory approvals for our product candidates in the U.S., Europe or Japan, for ARIKAYCE outside of the U.S., Europe, and Japan, including separate regulatory approval for the Lamira® Nebulizer System in each market and for each usage, or for BRINSUPRI outside of the U.S., Europe, and Japan; failure to successfully commercialize our product candidates, if approved by applicable regulatory authorities, or to maintain applicable regulatory approvals for such product candidates, if approved; uncertainties or changes in the degree of market acceptance of our marketed products or, if approved, our product candidates, by physicians, patients, third-party payors and others in the healthcare community; our inability to obtain and maintain adequate reimbursement from government or third-party payors for our marketed products or, if approved, our product candidates, or acceptable prices for our marketed products or, if approved, our product candidates; inaccuracies in our peak sales estimates for our marketed products and our product candidates; inaccuracies in our estimates of the size of the potential markets for our marketed products and our product candidates or in data we have used to identify physicians, expected rates of patient uptake, duration of expected treatment, or expected patient adherence or discontinuation rates; failure of third parties on which we are dependent to manufacture sufficient quantities of our marketed products and our product candidates for commercial or clinical needs, as applicable, to conduct our clinical trials, or to comply with our agreements or laws and regulations that impact our business; risks and uncertainties associated with, and the perceived benefits of, our senior secured loan with certain funds managed by Pharmakon Advisors, LP and our royalty financing with OrbiMed Royalty & Credit Opportunities IV, LP, including our ability to maintain compliance with the covenants in the agreements for the senior secured loan and royalty financing and the impact of the restrictions on our operations under these agreements; our inability to create or maintain an effective direct sales and marketing infrastructure or to partner with third parties that offer such an infrastructure for distribution of our marketed products or any of our product candidates that are approved in the future; failure to successfully conduct future clinical trials for our marketed products or our product candidates and our potential inability to enroll or retain sufficient patients to conduct and complete the trials or generate data necessary for regulatory approval of our product candidates; development of unexpected safety or efficacy concerns related to our marketed products or our product candidates; risks that our clinical studies will be delayed, that serious side effects will be identified during drug development, or that any protocol amendments submitted will be rejected; failure to successfully predict the time and cost of development, regulatory approval and commercialization for novel gene therapy products; risk that interim, topline or preliminary data from our clinical trials that we announce or publish from time to time may change as more patient data become available or may be interpreted differently if additional data are disclosed, or that blinded data will not be predictive of unblinded data; risk that our competitors may obtain orphan drug exclusivity for a product that is essentially the same as a product we are developing for a particular indication; our inability to attract and retain key personnel or to effectively manage our growth; our inability to successfully integrate our acquisitions and appropriately manage the amount of management's time and attention devoted to integration activities; risks that our acquired technologies, products and product candidates will not be commercially successful; inability to adapt to our highly competitive and changing environment; inability to access, upgrade or expand our technology systems or difficulties in updating our existing technology or developing or implementing new technology; risk that we are unable to maintain our significant customers; risk that healthcare legislation or other government action materially adversely affects our business; business or economic disruptions due to catastrophes or other events, including natural disasters or public health crises; risk that our current and potential future use of AI and machine learning may not be successful; deterioration in general economic conditions in the U.S., Europe, Japan and globally, including the effect of prolonged periods of inflation, affecting us, our suppliers, third-party service providers and potential partners; risk that we could become involved in costly intellectual property disputes, be unable to adequately protect our intellectual property rights or prevent disclosure of our trade secrets and other proprietary information, and incur costs associated with litigation or other proceedings related to such matters; restrictions or other obligations imposed on us by agreements related to our marketed products or our product candidates, including our license agreements with PARI and AstraZeneca AB, and failure to comply with our obligations under such agreements; the cost and potential reputational damage resulting from litigation to which we are or may become a party, including product liability claims; risk that our operations are subject to a material disruption in the event of a cybersecurity attack or issue; changes in laws and regulations applicable to our business, including any pricing reform and laws that impact our ability to utilize certain third parties in the research, development or manufacture of our product candidates, and failure to comply with such laws and regulations; our history of operating losses, and the possibility that we never achieve or maintain profitability; goodwill impairment charges affecting our results of operations and financial condition; inability to repay our existing indebtedness and uncertainties with respect to our ability to access future capital; and delays in the execution of plans to build out an additional third-party manufacturing facility approved by the appropriate regulatory authorities and unexpected expenses associated with those plans.

The Company may not actually achieve the results, plans, intentions or expectations indicated by the Company's forward-looking statements because, by their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. For additional information about the risks and uncertainties that may affect the Company's business, please see the factors discussed in Item 1A, "Risk Factors," in the Company's Annual Report on Form 10-K for the year ended December 31, 2025 and any subsequent Company filings with the Securities and Exchange Commission (SEC).

The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date of this press release. The Company disclaims any obligation, except as specifically required by law and the rules of the SEC, to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

Contact:

Investors:
Sara Bonstein
Chief Financial Officer
investor.relations@insmed.com

Media:
Claire Mulhearn
Vice President, Corporate Communications
media@insmed.com